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                                                                    EXHIBIT 23.2




                    ROCKY MOUNTAIN VALUATION SPECIALISTS LLC
                       393 South Harlan Street, Suite 120
                          Lakewood, Colorado 80226-2680




                        CONSENT OF REAL ESTATE APPRAISER




         We hereby consent to the inclusion in this Amendment No. 1 to Form S-11 on Form SB-2 registration statement of Sardy House, LLC of the information derived from our summary appraisal report dated March 5, 2003 on our appraisal of the Sardy House hotel property held by Sardy House, LLC, to the filing of such summary appraisal report as an exhibit to the registration statement, and to all references to our firm included in this registration statement.





/s/ Mark R. Linne
-----------------------------------------
Rocky Mountain Valuation Specialists LLC
Lakewood, Colorado



July _____, 2003